BRAZOS MUTUAL FUNDS
AMENDMENT TO PROSPECT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of  July, 2008, to the Prospect Servicing Agreement, dated as of  November 25, 2002, (the “Agreement”), is entered into by and among BRAZOS MUTUAL FUNDS, a  Delaware business  trust (the “Trust”), BRAZOS CAPITAL MANAGEMENT, L.P. (the “Adviser”) and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company (”USBFS”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of said Agreement; and

WHEREAS, Section 8 of the Agreement allows for its amendment by written agreement executed by the parties; and

NOW THEREFORE, the parties agree to amend the following:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	U.S BANCORP FUND SERVICES, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ Michael R. McVoy

Name: Benjamin C. Bell, Jr.	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

BRAZOS CAPITAL MANAGEMENT, L.P.

By: /s/ Benjamin C. Bell, Jr.

Name: Benjamin C. Bell, Jr.

Title: Managing Partner

Exhibit B to the Prospect Servicing Agreement – Brazos Mutual FundsPROSPECT SERVICING / LITERATURE FULFILLMENT FEE SCHEDULE Effective 6/1/08 through 6-1-10
Fulfillment Services  - Full Service

TIER 1 (0-50orders per month)
Account Management $____/month

TIER 2  (51-250 orders per month)
Account Management  $____/month
First 50 orders                NC
Per order over 50            $____/order

TIER 3  (251-500 orders per month)
Account Management  $____/month
First 250 orders              NC
Per order over 250          $____/order

TIER 4  (over 500 orders per month)
Account Management  $____/month
First 500 orders              NC
Per order over 500          $____/order

E-mail/internet Lead Origination - $____ per request

Services included account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).

Inbound Teleservicing (only)
Account Management  $____/month
Call Servicing                  $____/minute

Base Reporting Services Included.
Assumes that client is responsible for costs associated with order delivery.

Fees are billed monthly.

Lead Conversion Reporting
Account Management                $____/month
Database Installation, Setup      $____ /fund group
Specialized Programming       (Separate Quote)*

Web On-line Fund Fulfillment
Account Management                $____ /month
Installation, Setup                        $____ /fund group
Per Literature Order                      $____ /request

Follow-up Services
Correspondence                           $____ /letter
E-mail Correspondence              (Separate Quote)*
Telemarketing                              (Separate Quote)*
Customized Services                   (Separate Quote)*

*Dependent upon client requirements

All fees are billed monthly plus out-of-pocket expenses,  including, but not limited to:
•  Customized reporting development
•  Postage, stationery
•  Programming, special reports
•  Retention of records
•  File transmission charges
•  Legal expenses
•  All other out-of-pocket expenses